UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) November 24, 2008
Monaco Coach Corporation
(Exact name of Registrant as specified in its charter)
Delaware	1-14725	35-1880244
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
91320 Industrial Way, Coburg, Oregon 97408
(Address of principal executive offices, including Zip Code)
(541) 686-8011
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective November 24, 2008, Monaco Coach Corporation (“Monaco”) instituted company-wide pay reductions for its salaried employees, including its executive pay group.  For the executive pay group, these reductions, which ranged from 20% to 40% of base salary, were in addition to the reductions that were implemented in July 2008 under the Executive Pay Reduction Program that was described in Monaco’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2008.  Monaco has also terminated the Executive Pay Reduction Program.  When Monaco returns to profitability, Monaco’s Compensation Committee will consider whether any of the compensation that was eliminated through these reductions should be restored or paid.

The table below sets forth the new base salaries for the listed executive officers:

Name and Title	New Base Salary

Kay L. Toolson, Chairman of the Board and Chief Executive Officer	$360,173
John W. Nepute, President	$228,880
P. Martin Daley, Vice President and Chief Financial Officer	$190,215
Richard E. Bond, Senior Vice President, Secretary and Chief Administrative Officer	$187,325
Michael P. Snell, Vice President of Sales and Marketing	$189,359

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONACO COACH CORPORATION

Date: November 26, 2008	By:	/s/ P. Martin Daley
P. Martin Daley Vice President and Chief Financial Officer